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                                   Exhibit 5.1




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                  [TESTA, HURWITZ & THIBEAULT, LLP LETTERHEAD]


                                  June 17, 1996



SIPEX Corporation
22 Linnell Circle
Billerica, Massachusetts  01821


       Re: Registration Statement on Form S-8 Relating to the 1988 Non-Statutory
           Stock Option Plan, the 1991 Non-Statutory Stock Option Plan, the 1993 Stock Option and Incentive Plan, the 1994 Stock Option and Incentive Plan, the 1996 Incentive Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan, and the 1996 Employee Stock Purchase Plan of SIPEX Corporation (all of the foregoing are hereinafter referred to collectively as the "Plans")
           ----------------------------------------------------------


Dear Sir or Madam:


    Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by SIPEX Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,748,317 shares of Common Stock, $.01 par value, of the Company issuable pursuant to the Plans (the "Shares").

    We have examined, and are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Restated Articles of Organization and the Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the related Plan, the terms of any option granted thereunder and the terms of any related agreements with the Company, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Testa, Hurwitz & Thibeault, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP